INVESTOR OVERVIEW FINANCIAL SERVICES  OPPORTUNITIES CONTENT + INFLUENCE + SCALE

SAFE HARBOR STATEMENT This overview contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think”, “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include competitive conditions in the social media sponsorship segment in which IZEA operates, failure to popularize one or more of the marketplace platforms of IZEA, inability to obtain additional capital, and changing economic conditions that are less favorable than expected and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this investor overview and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such forward-looking statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. All images, brands and marks found in this presentation are copyright their respective holders. None of the agencies, celebrities, brands or companies presented herein have endorsed an investment in IZEA.

FINANCIAL SERVICES OPPORTUNITIES + = IZEAPAY™ PAYPOP™ FLOAT Instant payments to Creators Instant cash-out for Creators on Larger credit lines and longer with invoices and receipt work verified but waiting for the payment terms for management. payment cycle due date. well-qualified marketers. INCREASED MARGINS Providing an expanded range of financial services can increase our margins through fees that are not dependent on on-going headcount.

IZEA FINANCIAL SERVICES OPPORTUNITIES IZEAPAY™ Market Need  Both brands and agencies find it difficult to setup Creators as individual vendors with their finance department. The vendor approval process is often slow and cumbersome, which may make it impossible to execute a campaign in a timely manner. Growth Opportunity  Because all IZEAPay transactions are instant and only limited by an IZEA customer’s line of credit with us, it requires IZEA to pre- fund PayPal account balances and impacts cash flow. For that reason, we have only permitted one customer to use IZEAPay outside of our own managed services team. IZEAPay is a current feature inside of IZEAx.   It allows marketers to pay Creators instantly. It is Economics  commonly used for engagements outside of a traditional IZEA charges a 8-10% fee on IZEAPay transactions for workflow, including transactions with reimbursable customers that license IZEAx. expenses such a product purchases or travel.

IZEAPAY TRANSACTION GROWTH Pilot Customer Use of IZEAPay $50K $45K $40K $41K $39K IZEAPay is currently limited to $35K one IZEAx SaaS customer in a $30K pilot program. The program began in April 2018. $25K Expansion of the pilot program $20K will impact near term cash flow $15K in order to increase long-term $10K margins. $5K Partial Quarter $0K Q2 18 Jul-Aug 18 IZEAPay Spend

IZEA FINANCIAL SERVICES OPPORTUNITIES PAYPOP™ Market Need  Many Creators struggle to manage their own cash flow do to the nature of gig-based opportunities. The work is inconsistent in nature and timing can make it difficult to plan for household income and expenses. Creators can’t typically qualify for small business loans, nor can they get cash advances on paychecks. Growth Opportunity  IZEA is already paying Creators in advance of receiving payments from Marketers. Creator payments are issued 30 days from the initial submittals and verification of work complete. We believe that Creators would welcome an option to get paid instantly, even if that means paying a fee to do so. PayPop is not a current feature in IZEAx.  It would allow Creators to get paid instantly for work Economics  complete through a traditional sponsorship workflow, IZEA would charge a fee of 5-10% to Creators for instant pay whether through a managed services campaign or through our PayPop program. through an IZEAx partner campaign.

CREATOR PAYMENTS 2018 Creator Payments in IZEAx and TapInfluence Platforms $2.5M $2.3M $2M Creators would have the option $2M to get paid instantly via $1.8M PayPop. IZEA would charge a $1.5M fee of 5-10% if the Creator chooses this feature. $1.3M $1M Implementation of this program would impact near $0.8M $0.8M $0.7M term cash flow in order to $0.5M increase long-term margins. $0.3M Partial Quarter $0M Q1 Q2 Jul-Aug Creator Payments Trendline

IZEA FINANCIAL OPPORTUNITIES FLOAT Market Need  Many larger companies (CPG brands in-particular) have moved to longer payment terms, with some demanding Net 120. This directly impacts IZEA, but also impacts the agencies that we work with. Most bank credit lines are limited to receivables of 90 days or less. Both brands and agencies are seeking a partner NET 60+ with the financial strength to provide cash float. FOR WELL-QUALIFIED CUSTOMERS Growth Opportunity  IZEA believes that having the financial strength to extend larger credit lines and longer payment terms to customers can help put more distance between our company and our competition. Smaller firms with less financial resources cannot float high IZEA’s standard terms are Net 30 for all managed services transaction volumes. and SaaS customers. By providing more financial flexibility for our customers, we can encourage larger spends, Economics  particularly for agencies who are licensing  our technology. Larger credit lines could equate to larger marketplace and IZEAPay spend, of which IZEA gets a transaction fee.

IZEA SAAS PARTNER SPEND Bookings are expanding significantly with the acquisition of TapInfluence, with some customers already on extended payment terms. Implementation of this $1.5M program would impact near IZEA SaaS customers spent $1.5 million term cash flow in order to gain more overall spend for in self-service marketplace transactions customers. in the month of August, 2018.

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